UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2023

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Solar Facility Amendment

On March 29, 2023, Neuronetics, Inc. (the “Company”) entered into that certain Fourth Amendment to Loan and Security Agreement (the “Amendment”) with SLR Investment Corp. (formerly known as Solar Capital Ltd.) (“Solar”), as collateral agent, and the lenders listed on the signature pages thereto (the “Lenders”). The Amendment amends that certain Loan and Security Agreement, dated March 2, 2020 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 20, 2020, that certain Second Amendment to Loan and Security Agreement, dated as of December 2, 2020, that certain Third Amendment to Loan and Security Agreement, dated as of February 15, 2022 and as further amended, restated, supplemented or modified from time to time prior to the Amendment, the “Solar Facility”), by and among the Company, Solar, as collateral agent, and the Lenders.

The Solar Facility permits the Company to borrow up to $60.0 million in three tranches of term loans, a “Term A Loan” in an aggregate amount of $35.0 million, a “Term B Loan” (collectively with the Term A Loan, the “Loans”) in an aggregate amount of $2.5 million, and an uncommitted “Term C Facility” in an aggregate principal amount equal to $22.5 million in the sole and absolute discretion of the Lenders and subject to the Lenders’ credit approval. On March 29, 2023, the Company borrowed an aggregate amount of $2.5 million under the Term B Loan portion of the Solar Facility. The Term A Loan portion of the Solar Facility was fully drawn prior to the effectiveness of the Amendment. The maturity date of the Loans is March 29, 2028. Prior to the effectiveness of the Amendment, the maturity date of the Term A Loan was February 28, 2025.

The Loans accrue interest from the date of borrowing through the date of repayment at a floating per annum rate of interest, which resets monthly and is equal to the greater of (a) 3.95% or (b) Daily Simple SOFR for a term of one month, plus 5.65%. Only interest is required to be paid on the Loans until March 1, 2026. Prior to the effectiveness of the Amendment, the interest only period with respect to the Term A Loan expired on March 1, 2023. After March 1, 2026, the Company will be required to make monthly payments of principal and interest on the Loans.

In addition to the principal and interest payments due under the Solar Facility, the Company is required to pay a final payment fee to Solar due upon the earlier of prepayment, acceleration or the maturity date of the Loans equal to 4.95% of the principal amount of the term loans actually funded. If the Company prepays the Loans prior to their respective scheduled maturities, the Company will also be required to pay prepayment fees to Solar equal to 3% of the principal amount of such term loan then-prepaid if prepaid on or before the first anniversary of the Amendment, 2% of the principal amount of such term loan then-prepaid if prepaid after the first anniversary and on or before the second anniversary of the Amendment, or 1% of the principal amount of such term loan then-prepaid if prepaid after the second anniversary of the Amendment.

The Company is also required to pay Solar an exit fee upon the occurrence of (a) any liquidation, dissolution or winding up of the Company, (b) any transaction that results in a person obtaining control over the Company, (c) the Company achieving $100 million in trailing twelve month net product revenue or (d) the Company achieving $125 million in trailing twelve month net product revenue. The exit fee for liquidation, dissolution, winding up or change of control of the Company is equal to 2.00% of the principal amount of the term loans actually funded. The exit fee for achieving either $100 million or $125 million in trailing twelve month net product revenue is equal to 1.00% of the principal amount of the term loans actually funded or, if both net product revenue milestones are achieved, 2.00% of the principal amount of the term loans actually funded. The exit fee is capped at 2.00% of the principal amount of the term loans actually funded.

In connection with the Amendment, the Company and Solar agreed to amend the existing exit fee agreement that was entered into in connection with initial closing of the Solar Facility. In the case of a liquidation, the fee payable by the Company to the Lenders on a pro rata basis is equal to $1,575,000. If the Company achieves certain sales milestones, the fee payable to the Lenders is equal to $787,500. The maximum fee payable in connection with the existing exit fee agreement is $1,575,000.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Greenbrook Promissory Note

On March 31, 2023, the Company entered into a Secured Promissory Note and Guaranty Agreement (the “Promissory Note”) with TMS Neurohealth Centers Inc. (the “Maker”) and Greenbrook TMS Inc. and its subsidiaries, excluding the Maker (the “Guarantors”), in the principal amount of $6,000,000. The Promissory Note converts the Maker’s outstanding account balance of approximately $5.9 million payable to the Company for the supply of TMS devices and treatment sessions pursuant to that certain Amended and Restated Master Sales Agreement, dated as of January 17, 2023, between the Company and the Maker, as amended.

The Promissory Note matures on March 31, 2027 and bears interest at a floating rate of Daily Simple SOFR plus 7.65% per annum. Interest is payable on the Promissory Note commencing on July 1, 2023 and principal is payable in 45 equal monthly instalments commencing on July 1, 2023.

Pursuant to the terms of the Promissory Note, in the event of an event of default thereunder, the Maker will be required to issue common share purchase warrants to the Company equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Promissory Note, together with all outstanding and unpaid accrued interest, fees, charges and costs, divided by (ii) the exercise price of the Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Company’s common shares traded on the Nasdaq Stock Market (“Nasdaq”) prior to the date of issuance (subject to any limitations that may be required by Nasdaq).

Under the Promissory Note and related loan documents, the Maker and the Guarantors have granted to the Company a security interest in substantially all of the Maker and the Guarantors’ assets and the Guarantors have guaranteed the Company’s obligations under the Promissory Note. The Company’s security interest pursuant to the Promissory Note and related loan documents ranks pari passu with the Maker’s senior lender, Madryn Fund Administration, LLC, and is subject to an intercreditor agreement.

The foregoing summary of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Solar Facility Amendment” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2023, the Company issued a press release announcing the Company’s entry into the Amendment and the Promissory Note. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1†	Fourth Amendment to Loan and Security Agreement, dated March 29, 2023, by and among SLR Investment Corp. (formerly known as Solar Capital Ltd.), as collateral agent, the lenders listed on the signature pages thereto, and Neuronetics, Inc.

10.2†	Secured Promissory Note and Guaranty Agreement, dated March 31, 2023, by and among Neuronetics, Inc., TMS Neurohealth Centers Inc. and Greenbrook TMS Inc. and its subsidiaries listed on the signature pages thereto, as guarantors.

99.1	Press Release of Neuronetics, Inc., dated April 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain portions have been omitted to preserve the confidentiality of certain information. The Company will furnish copies of any such information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: April 4, 2023	By:	/s/ Stephen Furlong
	Name:	Stephen Furlong
	Title:	EVP, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)